SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       March 30, 2000


                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The March 30, 2000 Press Release of the Registrant attached hereto as EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated March 30, 2000, of Network Six, Inc.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  March 30, 2000              By: /s/ James J. Ferry
                                   James J. Ferry
                                   Vice President, Finance/Administration and
                                   Chief Financial Officer

Network Six, Inc.
Current Report on Form 8-K
Dated March 30, 2000

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated March 30, 2000
                                             EXHIBIT 99

NETWORK SIX ADDS THREE BOARD MEMBERS


Kenneth C. Kirsch, President and CEO
Or
James J. Ferry, Vice President of Finance & Administration,
 CFO and Treasurer

March 30, 2000


WARWICK, RI: Network Six, Inc. (NASDAQ: NWSS) announced that Edward J. Braks has been elected to its Board of Directors effective March 23, 2000. Mr. Braks, a Certified Public Accountant, is Chief Financial Officer and Chair of the Management Committee of Paul Arpin Van Lines, a privately-held company based in West Warwick, Rhode Island, where he has worked since 1995. From 1990 until 1994, Mr. Braks was Executive Vice President and Chief Financial Officer for Old Stone Corporation and Old Stone Bank. From 1964 until 1990 (except for two years of service in the U.S. Army), he was a Partner with Deloitte and Touche's Accounting and Auditing Division based in New York City. Mr. Braks holds a Bachelor of Business Administration degree from Manhattan College.

Network Six also announced that Owen S. Crihfield and Thomas J. Berardino, both Managing Directors of Saugatuck Capital Company, have joined the Board of Directors, effective today. Mr. Crihfield has been Managing Director of Saugatuck since 1986 and served on Network Six's Board of Directors from November 1992 to April 1996. He was previously Vice President of Merrill Lynch Capital Markets where he was responsible for all facets of corporate finance for the Emerging Growth Companies Group. Mr. Crihfield is a graduate of Pomona University, where he received a B.A. degree in Comparative Government and the Harvard University Graduate School of Business from which he received his M.B.A. degree.

In 1992, Mr. Berardino co-founded Meridian Capital Management, a merchant bank specializing in middle-market private equity transactions. Meridian and Saugatuck merged their activities in 1998. Previously, Mr. Berardino worked at Olin Corporation, International Harvest Group, Ltd., a private investment bank he co-founded, and Exxon Corporation. He is Chairman and a Director of Alarm Security Group Holdings, Inc. Mr. Berardino graduated with an A.B. degree in Engineering Sciences from Dartmouth College and an M.B.A. in Finance from the Columbia Graduate School of Business.

Saugatuck invested $2.5 million in the Company in November 1992 in exchange for 714,285.71 shares of series A Convertible Preferred Stock convertible into 178,571 shares of Network Six Common Stock. The Preferred stockholder is entitled to receive a quarterly dividend, which has accrued since September 1995, and to appoint two Directors if its dividend is in arrears for three quarters or more.

Kenneth C. Kirsch, Network Six's President and CEO commented, "We are very pleased to have someone the caliber of Ed Braks join our Board of Directors. Ed has substantial experience dealing with publicly-held companies and brings many years of experience to our Board. Moreover, we welcome Saugatuck's involvement and expertise in working with us to increase shareholder value."



Network Six is a full service provider of information technology solutions that enable its customers to operate more efficiently and effectively. Network Six's services include e-commerce planning and implementation, technology consulting, applications development and support and network design and implementation. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.

This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the Company's 10K for December 31, 1999 or 10Q's for March 31, 1999, June 30, 1999 or September 30, 1999 for more discussion and information.